EXHIBIT 10.5

AMENDMENT
TO
EMPLOYMENT AGREEMENT

        Pursuant to Section 15 of the Employment Agreement by and between Trans World Corporation (formerly known as "Trans World Gaming Corp.") ("TWC") and Rami S. Ramadan (the "Executive") dated July 12, 1999 (the "Agreement"), TWC and the Executive hereby agree to amend the Agreement (the "Amendment") as follows:

        1.    TWC and Executive hereby agree that the term of Executive's employment has been extended, pursuant to the terms of Section 2(a) of the Agreement, to run through July 12, 2005.

        2.    TWC and Executive hereby agree to amend Section 3(a) such that Executive's Base Salary commencing with the pay period ending July 1, 2002 shall be four hundred thousand dollars ($400,000.00) per year.

        3.    TWC and Executive hereby agree to add a new Section 3(h) to the Agreement, as follows:

  "(h)    During the three-year term of this Agreement ending July 12, 2005, the Executive shall be entitled to receive, in the aggregate, options to purchase 450,000 shares of the Corporation's Common Stock pursuant to the terms and conditions of the Corporation's 1998 Stock Option Plan. The Options shall be granted in three separate, equal, annual installments, each of which shall have a ten year term commencing upon the date on which each installment is granted. The Options shall be granted by separate Option Agreements in accordance with the Plan and shall vest in the following matter:

    (i)
    On July 12, 2002, the Executive shall receive options to purchase 150,000 shares of the Corporation's Common Stock, all of which shall be immediately vested and exercisable at a per share price equal to the fair market value of such share, as determined by the average of the bid and ask price of such share at the close of the market on the date of the grant;

    (ii)
    On July 12, 2003, the Executive shall receive an additional options to purchase an additional 150,000 shares of the Corporation's Common Stock, all of which shall be immediately vested and exercisable at a per share price equal to the fair market value of such share, as determined by the average of the bid and ask price of such share at the close of the market on the date of the grant;

    (iii)
    On July 12, 2004, the Executive shall receive a final installment of options to purchase 150,000 shares of the Corporation's Common Stock, all of which shall be immediately vested and exercisable at a per share price equal to the fair market value of such share, as determined by the average of the bid and asked price of such share at the close of the market on the date of grant."

        4.    TWC and Executive hereby agree to amend Section 2(a) of the Agreement by deleting "sixty (60)" and inserting in lieu thereof "ninety (90)".

        5.    TWC and Executive hereby agree to add a new Section 5(d) to the Agreement, as follows:

  "(d)    Upon the expiration of this Agreement if TWC elects not to renew this Agreement pursuant to Section 2(a) hereof, the Corporation shall; (i) continue to pay to the executive the base salary then in effect in semi-monthly increments until the date earlier of (i) the commencement of Executive's full-time employment with another employer, or (ii) the first anniversary date of the Extended Expiration Date; and (ii) maintain and provide until the date earlier of: (i) the commencement of the Executive's full-time employment with another employer, or (ii) the first anniversary date of the Extended Expiration Date, at no cost to the Executive, the Executive's continued participation in all group health and/or medical insurance in which the executive was entitled to participate immediately prior to the Extended Expiration date, provided that in the event that the Executive's participation in any such plan, program or arrangement is barred or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Corporation shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Extended Expiration Date at the Corporation's sole expense."

        6.    Except as amended herein, all of the terms and conditions of the Agreement shall continue in full force and effect.

EXECUTIVE		TRANS WORLD CORPORATION
By:	/s/ RAMI S. RAMADAN Rami S. Ramadan	By:	/s/ MALCOLM M.B. STERRETT Malcolm M.B. Sterrett Member Compensation Committee of the Board of Directors

Dated: July 1, 2002